ASSIGNMENT OF SPECIFIC MINERAL RIGHTS

THIS AGREEMENT made the 14th day of September, 2005.

BETWEEN:

AMERICAN GRAPHITE HOLDINGS, an Alabama sole proprietorship

(the “Lessee”)

OF THE FIRST PART

AND:

NOVASTAR RESOURCES LIMITED, a Nevada Limited Liability Company

(the “Assignee”)

OF THE SECOND PART

WHEREAS

A.         Pursuant to a lease in substantially the form attached hereto as Schedule “A” (the “Mineral Lease”) entered into between the Lessee and four property owners identified as (collectively, the “Lessors”) the Lessors have leased to the Lessee all mineral rights located in the Clay County District of Alabama, as more particularly described in the Mineral Lease herewith attached but commonly referred to as the Ashland Graphite Properties.

B.         The Lessee has already received permission to consent to any assignment of the Mineral Lease by virtue of a clause in the Mineral Lease giving right of total assignment of the Mineral Lease or a portion thereof.

C.         The Lessee and the Assignee entered into a Letter of Intent dated September 1, 2005, as amended, regarding the Thorium Mineral Claims which is hereby replaced and superseded by this Assignment of Thorium Mineral Leases.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by each of the parties hereunto, the parties agree as follows:

1.

In this Agreement, the expression “Lessee’s Covenants” means all obligations of the Lessee or established by law arising during the term of the Mineral Lease or any renewal thereof and, without limiting the generality of the forgoing, includes the obligation to pay rent and all other payments to the Lessors, now owing or to become due in the future and whether characterized as rent or not, and all other obligations, covenants, provisions, representations, undertakings or warranties.

2.

The Lessee hereby assigns to the Assignee and the Assignee hereby takes by assignment all of the rights to the Thorium and Monazite minerals interests of the Lessee under the Mineral Lease (the “Assignment”).

3.

The consent herein contained is restricted to the assignment of the Mineral Lease to the Assignee set forth in this Agreement. Any other assignments are the sole right of the Lessee as set forth in the original lease document and not subject to amendment. The Lessee maintains total and absolute control over the remaining mineral assignments and gives no authority to the Assignee in these matters.

4.	The purchase price payable by the Assignee to the Lessee in consideration for this Assignment shall be as follows:
(a)

$100,000.00 cash; payable as to $50,000.00 upon the signing of a “letter of intent to purchase”, $25,000.00 cash when the Assignment is completed by both Lessee and Assignee, and a final $25,000.00 within 30 days of the Recordation date of this Agreement.

	(b)	1,000,000 restricted shares of the Assignee issued with the final payment above at a deemed issuance price of $0.001 per share; and
	(c)	a $15.00 per ton net royalty per ton of Thorium/monazite removed from the leased properties.
5.	The Lessee hereby covenants and agrees with the Assignee as follows:
(a)

In order to receive shares of the Assignee, the Lessee represents that it is an “accredited investor” as the term is defined in Rule 502, Regulations D, promulgated under the United States Securities Act of 1933.

6.	The Assignee hereby covenants and agrees with the Lessee as follows:
	(a)	to perform all of the Lessee Covenants as if the Assignee were named in the Mineral Lease and the Assignee hereby acknowledges receipt of a copy of the Mineral Lease: and
(b)

that the Assignee will not assign the thorium/monazite lease or any part thereof or sublet or part with possession of the Thorium Mineral Leases Assignments except in accordance with the terms of this Agreement.

7.	The Lessee represents to the Assignee that the Lessee is not in default under the Mineral Lease and the Mineral Lease is in good standing.
8.	This Agreement will be deemed to be effective as of September 14th, 2005.

9.

This Agreement will inure to the benefit of, and be binding upon, the Assignee and the Lessee and respective successors and assigns and the Assignee and its successors and permitted assigns under the Mineral Lease.

IN WITNESS WHEREOF the Lessee and the Assignee have all executed this Agreement and Assignment of Thorium/Monazite Mineral Leases as of the day and year above written.

AMERICAN GRAPHITE HOLDINGS

Per

/s/ Charles H. Merchant, Sr.

Charles H. Merchant, Sr.

Owner

NOVASTAR RESOURCES LIMITED

Per

/s/ Paul G. Carter

Authorized Signatory